As filed with the Securities and Exchange Commission on May 8, 2006.
Registration No. 333-133442
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Commerce Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0501090
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
(Address of Principal Executive Offices) (Zip Code)
Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan
Commerce Energy Group, Inc. 2006 Stock Incentive Plan
(Full titles of the Plans)

Lawrence Clayton, Jr.
Chief Financial Officer and Secretary
Commerce Energy Group, Inc.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
(Name and Address of Agent for Service)
(714) 259-2500
(Telephone number, including area code, of agent for service)
Copies of all communications to:
John F. Della Grotta, Esq.
Paul, Hastings, Janofsky & Walker LLP
Seventeenth Floor
695 Town Center Drive
Costa Mesa, California 92626-1924
Tel: (714) 668-6200
Fax: (714) 979-1921
CALCULATION OF REGISTRATION FEE

Proposed
			Proposed maximum	maximum
	Amount to be		offering	aggregate	Amount of
Title of securities to be registered	registered(1)		price per share (2)	offering price (2)	registration fee (2)
Common Stock, par value $0.001 per share	3,000,000	(3)	$1.40	$4,200,000	$449.40	(6)
Common Stock Rights (4)			–	–	–
Common Stock, par value $0.001 per share	1,453,334	(5)	$1.40	$2,034,667.60	$217.71	(6)
Common Stock Rights (4)			–	–	–

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of determining the amount of the registration fee and pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on April 18, 2006, a date within five days prior to the date of the initial filing of this Registration Statement on April 20, 2006.

(3)	Represents the shares to be acquired in the open market for the account of participants in the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan.

(4)	The Common Stock Rights are granted pursuant to the Registrant’s stockholder rights plan, dated July 1, 2004. Until a triggering event thereunder, the rights trade with, and cannot be separated from, the Registrant’s Common Stock and will trade with the Common Stock of the Registrant. The value, if any, attributable to the Common Stock Rights is reflected in the market price of the Common Stock of the Registrant.

(5)	Represents 1,453,334 shares of the Registrant’s Common Stock initially available for future grants under the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.

(6)	Previously paid with the initial filing of this Registration Statement on April 20, 2006.

EXPLANATORY NOTE
     Commerce Energy Group, Inc. (the “Registrant”) hereby files this Post-Effective Amendment No. 1 to correct certain inadvertent omissions on this Registration Statement on Form S-8 (No. 333-133442) initially filed with the U.S. Securities and Exchange Commission (the “Commission“) on April 20, 2006. The initial filing failed to incorporate by reference the Registrant’s amended Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended October 31, 2004 filed with the Commission on October 31, 2005, the Registrant's amended Quarterly Report on Form 10-Q/A (Amendment No. 3) for the quarter ended January 31, 2005 filed with the Commission on October 31, 2005, the Registrant’s amended Quarterly Report on Form 10-Q/A (Amendment No. 2) for the quarter ended April 30, 2005 filed with the Commission on October 31, 2005, the Registrant’s Current Reports on Form 8-K, as filed with the Commission on August 2, 2005, August 5, 2005, August 30, 2005, September 30, 2005 and October 13, 2005 and the Registrant’s amended Current Report on Form 8-K/A (Amendment No. 2) filed with the Commission on August 2, 2005. This Post-Effective Amendment No. 1 also corrects the inadvertent omission of the Item 1 and Item 2 captions in Part I of this Registration Statement and expands upon the incorporation by reference language in Part II, Item 3.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
     * The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan and the Commerce Energy Group, Inc. 2006 Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed with the Commission are hereby incorporated into this Registration Statement and made a part hereof by this reference, and information that the Registrant files later with the Commission will automatically update and supersede some of this information:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended July 31, 2005 filed with the Commission on October 31, 2005;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2005 filed with the Commission on December 15, 2005;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2006 filed with the Commission on March 16, 2006;

(d)	The Registrant’s amended Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended October 31, 2004 filed with the Commission on October 31, 2005;

(e)	The Registrant’s amended Quarterly Report on Form 10-Q/A (Amendment No. 3) for the quarter ended January 31, 2005 filed with the Commission on October 31, 2005;

(f)	The Registrant’s amended Quarterly Report on Form 10-Q/A (Amendment No. 2) for the quarter ended April 30, 2005 filed with the Commission on October 31, 2005;

(g)	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on August 2, 2005, August 5, 2005, August 30, 2005, September 30, 2005, October 13, 2005, October 31, 2005, November 14, 2005, November 17, 2005, November 23, 2005, December 2, 2005, December 6, 2005, December 8, 2005, December 15, 2005 (but specifically not incorporating by reference herein the Form 8-K filed on December 15, 2005 announcing the Registrant’s earnings for the quarter ended October 31, 2005), February 1, 2006, March 2, 2006 and April 18, 2006;

(h)	The Registrant’s amended Current Report on Form 8-K/A (Amendment No. 2) filed with the Commission on August 2, 2005; and

(i)	The description of the Common Stock, par value $.001 per share, of the Registrant and the common stock purchase rights, which is incorporated by reference into the Registrant’s registration statement on Form 8-A, filed with the Commission on July 6, 2004, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.
     You may contact the Registrant to request copies of these filings as follows:
Commerce Energy Group, Inc.
Attn: Corporate Secretary
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Reference is made to the Amended and Restated Certificate of Incorporation of the Registrant, the Amended and Restated Bylaws of the Registrant and Section 145 of the Delaware General Corporation Law, which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Pursuant to this authority, the Registrant has entered into indemnification agreements with each of its officers and directors that provide indemnification and expense advancement to the fullest extent permitted by Delaware law.
     The Registrant maintains directors’ and officers’ insurance providing indemnification against certain liabilities for certain of the Registrant’s directors and officers.
     The indemnification provisions in the Registrant’s Amended and Restated Bylaws and the indemnification agreements which may be entered into between the Registrant and its directors and officers, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Commerce Energy Group, Inc. (previously filed with the Commission as Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2004 (SEC File No. 001-32239) and incorporated by reference herein).

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock of Commerce Energy Group, Inc. dated July 1, 2004 (previously filed with the Commission as Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2004 (SEC File No. 001-32239) and incorporated by reference herein).

4.3	Rights Agreement dated as of July 1, 2004 entered into between Commerce Energy Group, Inc. and Computershare Trust Company, as rights agent (previously filed with the Commission as Exhibit 10.1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2004 (SEC File No. 001- 32239) and incorporated by reference herein).

4.4	Form of Rights Certificate (previously filed with the Commission as Exhibit 10.2 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2004 (SEC File No. 001- 32239) and incorporated by reference herein).

4.5	Amended and Restated Bylaws of Commerce Energy Group, Inc. (previously filed with the Commission as Exhibit 3.6 to the Registrant’s Registration Statement on Form 8-A filed with the Commission July 6, 2004 (SEC File No. 001-32239) and incorporated by reference herein).

4.6	Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan (previously filed with the Commission as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 1, 2006 (SEC File No. 001-32239) and incorporated by reference herein).

4.7	Form of Subscription Agreement for the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan.*

4.8	Form of Notice of Withdrawal for the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan.*

Exhibit No.	Description
4.9	Commerce Energy Group, Inc. 2006 Stock Incentive Plan (previously filed with the Commission as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 1, 2006 (SEC File No. 001-32239) and incorporated by reference herein).

4.10	Form of a Stock Option Award Agreement for U.S. Employees pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.11	Form of a Non-Qualified Stock Option Agreement for Non-Employee Directors pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.12	Form of a Restricted Share Award Agreement for U.S. Employees pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.13	Form of a Restricted Share Award Agreement for Non-Employee Directors pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.14	Form of a Restricted Share Unit Award Agreement pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.15	Form of a SAR Award Agreement pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.16	Form of Performance Unit and Performance Stock Award Agreement pursuant to Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.17	Form of Deferral Election Agreement for Deferred Share Units to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP relating to the Shares Issued pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included as part of Exhibit 5.1).*

23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.

24.1	Power of Attorney (set forth on the Signature Page).

*	Previously filed as the same numbered exhibit with the initial Registration Statement on Form S-8, File No. 333-133442, filed with the Commission on April 20, 2006 and incorporated by reference herein.
Item 9. Undertakings.
(a) The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, That:
     (A) Paragraphs (a)(1)(i)and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424 (b) of this chapter) that is part of the registration statement.
     (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 239.1100(c)).
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the Registrant is relying on Rule 430B (§ 230.430B of this chapter):
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424 (b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the Registrant is subject to Rule 430C, (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on May 8, 2006.

COMMERCE ENERGY GROUP, INC.
By:	/S/ STEVEN S. BOSS
Steven S. Boss
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven S. Boss and Gary J. Hessenauer and each of them singly, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of Commerce Energy Group, Inc.), to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to caused the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ STEVEN S. BOSS Steven S. Boss	Chief Executive Officer and a Director (Principal Executive Officer)	May 8, 2006
/S/ LAWRENCE CLAYTON, JR. Lawrence Clayton, Jr.	Chief Financial Officer and Secretary (Principal Financial Officer)	May 8, 2006
/S/ KENNETH L. ROBINSON Kenneth L. Robinson	Vice President, Corporate Controller (Principal Accounting Officer)	May 8, 2006
/S/ GARY J. HESSENAUER Gary J. Hessenauer	Director	May 8, 2006
Charles E. Bayless	Director
/S/ DENNIS R. LEIBEL Dennis R. Leibel	Director	May 8, 2006

Signature	Title	Date

/S/ MARK S. JUERGENSEN Mark S. Juergensen	Director	May 8, 2006
/S/ ROBERT C. PERKINS Robert C. Perkins	Director	May 8, 2006

Exhibit Index

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Commerce Energy Group, Inc. (previously filed with the Commission as Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2004 (SEC File No. 001-32239) and incorporated by reference herein).

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock of Commerce Energy Group, Inc. dated July 1, 2004 (previously filed with the Commission as Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2004 (SEC File No. 001-32239) and incorporated by reference herein).

4.3	Rights Agreement dated as of July 1, 2004 entered into between Commerce Energy Group, Inc. and Computershare Trust Company, as rights agent (previously filed with the Commission as Exhibit 10.1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2004 (SEC File No. 001- 32239) and incorporated by reference herein).

4.4	Form of Rights Certificate (previously filed with the Commission as Exhibit 10.2 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2004 (SEC File No. 001- 32239) and incorporated by reference herein).

4.5	Amended and Restated Bylaws of Commerce Energy Group, Inc. (previously filed with the Commission as Exhibit 3.6 to the Registrant’s Registration Statement on Form 8-A filed with the Commission July 6, 2004 (SEC File No. 001-32239) and incorporated by reference herein).

4.6	Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan (previously filed with the Commission as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 1, 2006 (SEC File No. 001-32239) and incorporated by reference herein).

4.7	Form of Subscription Agreement for the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan.*

4.8	Form of Notice of Withdrawal for the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan.*

4.9	Commerce Energy Group, Inc. 2006 Stock Incentive Plan (previously filed with the Commission as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 1, 2006 (SEC File No. 001-32239) and incorporated by reference herein).

4.10	Form of a Stock Option Award Agreement for U.S. Employees pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.11	Form of a Non-Qualified Stock Option Agreement for Non-Employee Directors pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.12	Form of a Restricted Share Award Agreement for U.S. Employees pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.13	Form of a Restricted Share Award Agreement for Non-Employee Directors pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.14	Form of a Restricted Share Unit Award Agreement pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.15	Form of a SAR Award Agreement pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.16	Form of Performance Unit and Performance Stock Award Agreement pursuant to Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

4.17	Form of Deferral Election Agreement for Deferred Share Units to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP relating to the Shares Issued pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.*

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included as part of Exhibit 5.1).*

23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.

24.1	Power of Attorney (set forth on the Signature Page).

*	Previously filed as the same numbered exhibit with the initial Registration Statement on Form S-8, File No. 333-133442, filed with the Commission on April 20, 2006 and incorporated by reference herein.